EXHIBIT 99.2
JOINT FILERS' SIGNATURES
Insight Holdings Group, LLC, By: /s/ Andrew Prodromos/Authorized Officer	05/12/2026
**Signature of Reporting Person	Date
Insight Associates XII, L.P., By: Insight Associates XII, Ltd., its general partner, By: /s/ Andrew Prodromos/Authorized Officer	05/12/2026
**Signature of Reporting Person	Date
Insight Associates XII, Ltd., By: /s/ Andrew Prodromos/Authorized Officer	05/12/2026
**Signature of Reporting Person	Date
Insight Partners XII, L.P., By: Insight Associates XII, L.P., its general partner, By: Insight Associates XII, Ltd., its general partner, By: /s/ Andrew Prodromos/Authorized Officer	05/12/2026
**Signature of Reporting Person	Date
Insight Partners XII (Co-Investors), L.P., By: Insight Associates XII, L.P., its general partner, By: Insight Associates XII, Ltd., its general partner, By: /s/ Andrew Prodromos/Authorized Officer	05/12/2026
**Signature of Reporting Person	Date
Insight Partners XII (Co-Investors) (B), L.P., By: Insight Associates XII, L.P., its general partner, By: Insight Associates XII, Ltd., its general partner, By: /s/ Andrew Prodromos/Authorized Officer	05/12/2026
**Signature of Reporting Person	Date